As filed with the Securities and Exchange Commission on December 14, 1998.

                                        Registration No. 333-
===========================================================================


               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM S-3
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

AlliedSignal Inc.                 Delaware          22-2640650
---------------------------------------------------------------------------
(Exact name of           (State or other          (I.R.S.Employer
registrant               jurisdiction of          Identification
as specified             incorporation               Number)
in its charter)          or organization)


                        101 Columbia Road
                          P.O. Box 4000
                Morristown, New Jersey 07962-2497
                         (973) 455-2000
   ----------------------------------------------------------
     (Address, including zip code, and telephone number, of registrant's principal executive offices)

                    PETER M. KREINDLER, ESQ.
      Senior Vice President, General Counsel and Secretary
                        AlliedSignal Inc.
                        101 Columbia Road
             Morris Township, New Jersey 07962-2497
                         (973) 455-2000
           ------------------------------------------
             (Name, address, including zip code, and
             telephone number of agent for service)


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
PUBLIC:  FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS
REGISTRATION STATEMENT.

     IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE
BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT
PLANS, PLEASE CHECK THE FOLLOWING BOX. [ ]

     IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [X]

     IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR
AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT,
PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT
REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE
REGISTRATION STATEMENT FOR THE SAME OFFERING.  [ ]

     IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(c) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING.
[ ]

     IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE
PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX.  [ ]

                        ----------------

                 CALCULATION OF REGISTRATION FEE

                                   Proposed    Proposed
Title of each class                maximum     maximum
      of                           offering   aggregate    Amount of
   securities        Amount to be   price      offering   registration
     to be            registered     per      price (1)      fee
   registered                      share(1)


  Common Stock,         283,423   $41.78125     $11,841,768  $3,268.33
  par value             shares
  $1.00 per share

(1)  Estimated in accordance with Rule 457(h) of the Securities
Act of 1933 solely for the purpose of calculating the registration fee based upon an assumed price of $41.78125, the average of the high and low sales prices of the Common Stock of AlliedSignal Inc. on the New York Stock Exchange Composite Tape on December 11, 1998.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

       Subject to completion, dated as of December 14, 1998

PROSPECTUS

                          283,423 Shares


                         AlliedSignal Inc.

              Common Stock, Par Value $1.00 Per Share

                           ------------
     This prospectus relates to the offering for resale of 283,423 shares of Common Stock, par value $1.00 per share, of AlliedSignal Inc., a Delaware corporation
("AlliedSignal" or the "Company", which may be referred to as "we" or "us"). All of the Common Stock being registered may be offered and sold from time to time by certain selling stockholders of AlliedSignal. See "Selling Stockholders" and "Manner of Offering". AlliedSignal will not receive any proceeds from the sale of the Common Stock by the selling stockholders.

     Our Common Stock is listed on the New York, Chicago and
Pacific stock exchanges under the symbol "ALD". On December 11, 1998, the last reported sales price for the Common Stock was $41 3/16 per share.

                            -----------
     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
                           ------------

       The date of this prospectus is                , 1998.

                         TABLE OF CONTENTS



                                                                Page

                                                                ----


Forward-Looking Statements............ .......................   2
Where You Can Find More Information About AlliedSignal........   3
Incorporation of Information We File With the SEC..............  3
AlliedSignal Inc. .............................................  4
Description of Common Stock....................................  4
Selling Stockholders...........................................  7
Manner of Offering.............................................  8
Legal Matters..................................................  9
Experts........................................................  9


                          ---------------

     You should rely only on the information incorporated by reference or provided in this prospectus. We have authorized no one to provide you with different information.
These securities are not being offered in any state where such offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of the prospectus.

                          ---------------

                    FORWARD-LOOKING STATEMENTS

     This prospectus, including information incorporated herein, contains forward-looking statements. We have based these forward-looking statements on our current expectations and projections of future events. These forward-looking statements are subject to risks, uncertainties and assumptions, including those related to:

     -  Domestic and global economic conditions;
     - Competitive factors and responses to our marketing initiatives;
     - Successful development and market introduction of new products;
     - Our ability to successfully integrate acquisitions and to make divestitures;
     -  Changes in laws and regulations, including taxes; and
     - Unstable governments and business conditions in foreign countries.

     We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, these forward-looking events discussed in this prospectus, including information incorporated herein, might not occur.

                WHERE YOU CAN FIND MORE INFORMATION
                        ABOUT ALLIEDSIGNAL

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in the following locations:

Public Reference Room     New York Regional Office    Chicago Regional Office
450 Fifth Street, N.W.    7 World Trade Center        Citicorp Center
Room 1024                 Suite 1300                  500 West Madison Street
Washington, DC 20549      New York, NY 10048          Suite 1400
                                                      Chicago, IL 60661

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     You should also be able to inspect reports, proxy statements and other information about AlliedSignal at the offices of the New York Stock Exchange Inc., 20 Broad Street, New York, NY 10005; the Chicago Stock Exchange, One Financial Place, 440 South LaSalle Street, Chicago, IL 60605; and the Pacific Exchange, 301 Pine Street, San Francisco, CA 94104.

               INCORPORATION OF INFORMATION WE FILE
                           WITH THE SEC

     The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information filed with the SEC after the date of this prospectus will update and supersede this information. We incorporate by reference each of the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

     -  Annual Report on Form 10-K for the year ended December 31, 1997;

     -  Quarterly Reports on Form 10-Q for the quarters ended
        March 31, June 30 and September 30, 1998;

     -  Current Reports on Form 8-K filed on January 15,
        February 2, February 5, February 18, February 23, March 18, April
        22, April 28, May 20, May 29, June 18, August 6 and October 21, 1998.

     You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

     Office of the Secretary
     AlliedSignal Inc.
     101 Columbia Road
     Morristown, NJ 07962
     973-455-5067.

                         ALLIEDSIGNAL INC.

     AlliedSignal is an advanced technology and manufacturing company serving customers worldwide with aerospace and automotive products, chemicals, fibers, plastics and advanced materials. AlliedSignal is organized into twelve strategic business units reporting results of operations in the following five business segments: Aerospace Systems, Specialty Chemicals & Electronic Solutions, Turbine Technologies, Performance Polymers and Transportation Products.

     Aerospace Systems includes Aerospace Equipment Systems (environmental control systems; engine and fuel controls; power systems; aircraft lighting; and aircraft wheels and brakes); Electronic & Avionics Systems (flight safety, communications, navigation, radar and surveillance systems; and advanced systems and instruments); Aerospace Marketing, Sales & Service (repair and overhaul services; hardware; logistics; and management and technical services); and Federal Manufacturing & Technologies (government services).

     Specialty Chemicals & Electronic Solutions includes Specialty Chemicals (fluorine-based products; pharmaceutical and agricultural chemicals; specialty waxes, adhesives and sealants; and process technology); and Electronic Materials (insulation materials for integrated circuitry; copper-clad laminates for printed circuit boards; advanced chip packaging; and amorphous metals).

     Turbine Technologies includes Aerospace Engines (auxiliary power units; and propulsion engines); and Turbocharging Systems
(turbochargers; charge-air coolers; and portable power systems).

     Performance Polymers includes the Polymers unit (fibers;
plastics resins; specialty films; and intermediate chemicals).

     Transportation Products includes the Automotive Products
Group (car care products including anti-freeze, filters, spark plugs, cleaners, waxes and additives); Friction Materials
(friction braking components); and Truck Brake Systems (air brake and anti-lock braking systems).

     AlliedSignal is a Delaware corporation with its principal executive offices located at 101 Columbia Road, Morris Township,
NJ 07962. Our telephone number is (973) 455-2000.

                    DESCRIPTION OF COMMON STOCK

     As of the date of this prospectus, we are authorized to issue up to 1,000,000,000 shares of Common Stock. As of September 30, 1998, we had issued 716,457,484 shares of Common Stock
(including 156,407,404 shares held in treasury) and had reserved approximately 69,205,947 shares of Common Stock for issuance under various employee or director incentive, compensation and option plans.

     The Bank of New York is the transfer agent and registrar for the Common Stock. Shares of Common Stock are listed on the New
York, Chicago and Pacific stock exchanges and trade under the symbol "ALD".

     The following summary is not complete. You should refer to the applicable provisions of the Company's Restated
Certificate of Incorporation (its "Charter") and By-laws and to the Delaware General Corporation Law (the "DGCL") for a complete statement of the terms and rights of the Common Stock.

     Dividends. Holders of Common Stock are entitled to receive dividends when, as and if declared by the board of directors, out of funds legally available for their payment (subject to the rights of holders of any preferred stock).

     Voting Rights. A holder of Common Stock is entitled to one vote per share. Subject to the rights of the holders of any preferred stock pursuant to applicable law or the provision of the Certificate of Designations creating that series, all voting rights are vested in the holders of shares of Common Stock. Holders of shares of Common Stock have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors.

     Rights Upon Liquidation. In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of Common Stock will be entitled to share equally in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of any outstanding preferred stock have received their liquidation preferences in full.

     Other Rights. The issued and outstanding shares of Common Stock are fully paid and nonassessable. Holders of Common
Stock are not entitled to preemptive rights. Shares of Common Stock are not convertible into shares of any other class of capital stock. If we merge or consolidate with or into another company and as a result our Common Stock is converted into or exchangeable for other securities or property
(including cash), all holders of Common Stock will be entitled to receive the same kind and amount of such consideration for each share of Common Stock.

     Possible Anti-Takeover Provisions. The Company's Charter and
By-laws provide:

- for a board of directors that is divided into three classes as nearly equal in number as is possible, with the term of one class expiring at the annual meeting in each year;

- that the board of directors may establish the number of seats on the board, subject to the right of preferred stock holders to elect directors in certain circumstances and shareowners' rights to set the number of seats upon the vote of holders of 80% of the outstanding shares of Common Stock;

- that vacancies on the board of directors other than at the annual meeting are filled by a vote of the remaining directors;

- that special meetings of shareowners generally may be called only by the Chief Executive Officer or by a majority of the authorized number of directors;

- that action may be taken by shareowners only at annual or special meetings and not by written consent;

- that advance notice must be given to the Company for a shareowner to nominate directors for election at a shareowner meeting;

- that the following actions require approval by holders of 80% of the outstanding shares entitled to vote:

      - The removal for cause of directors at other than the expiration of their terms.

      - The amendment or repeal of the Company's Charter and/or By-law provisions relating to the classified board or directors, the number of seats on the board of directors, the filling of board vacancies, removal of directors for cause, calling of special meetings of shareowners, prohibition of shareowner action by written consent and amendment or repeal of provisions requiring an 80% vote of shareowners.

     Any of these provisions could delay, deter or prevent a tender offer or takeover attempt of the Company.

     Our Charter permits us to issue up to 20 million shares of preferred stock with terms set by our board of directors or a committee of the board. Such preferred stock could have terms that could delay, deter or prevent a tender offer or takeover attempt of the Company.

     Under Section 203 of the DGCL, an acquirer of 15% or more of our shares of stock must wait three years before a business combination with us unless one of the following exceptions is available:

     - approval by our board of directors prior to the time the acquirer became a 15% shareowner of the Company;

     - acquisition of at least 85% of our voting stock in the transaction in which the acquirer became a 15% shareowner of the Company; or

     - approval of the business combination by our board of directors and at least two-thirds of our disinterested shareowners.

                       SELLING STOCKHOLDERS

     The following table sets forth certain information, as of December 11, 1998, with respect to Common Stock beneficially owned and being offered by the stockholders listed below
(the "Selling Stockholders"). All of the shares of Common Stock offered hereby (the "Offered Common Stock") were issued to or for the benefit of the stockholders of Clean Link, Inc., a California corporation ("Clean Link"), in a merger of Clean Link into one of our subsidiaries. The merger was effected pursuant to an Agreement and Plan of Merger and Reorganization between Clean Link and us and one of our wholly owned subsidiaries dated October 21, 1998 (the "Acquisition Agreement"). The shares of Offered Common Stock are being registered pursuant to registration rights granted the Selling
Stockholders in connection with our acquisition of Clean Link.


                                        SHARES OF           SHARES OF
                                        COMMON STOCK        OFFERED
                                        BENEFICIALLY        COMMON
                                        OWNED (1)           STOCK    (2)

     NAME

Randy R. LeClaire (3)................... 55,675              55,675
Khalid Makhamreh (4).................... 55,675              55,675
Jeffrey Miller (5)...................... 55,675              55,675
Adel George Tannous (6)................. 55,675              55,675
William E. McGeever (7)................. 48,749              48,749
Timothy L. Evans (8)....................  5,566               5,566
Paul E. Lewis (9)................ ......  4,175               4,175
Amy M. Irwen (10).......................  2,233               2,233

--------

(1) Less than 1% of Common Stock outstanding.
(2) Assumes all shares of Offered Common Stock are sold in this offering. There is no assurance that the Selling Stockholders will sell any or all of the shares of Offered Common Stock. If all shares of Offered Common Stock are sold by the Selling Stockholders, none of the Selling Stockholders would own shares of Common
    Stock after such sale based on their holdings as of December 11, 1998.
(3) Includes 15,907 shares of Common Stock held in escrow subject to certain contingencies in connection with the Acquisition
    Agreement.
(4) Includes 15,907 shares of Common Stock held in escrow subject to certain contingencies in connection with the Acquisition
    Agreement.
(5) Includes 15,907 shares of Common Stock held in escrow subject to certain contingencies in connection with the Acquisition
    Agreement.
(6) Includes 15,907 shares of Common Stock held in escrow subject to certain contingencies in connection with the Acquisition
    Agreement.
(7) Includes 15,907 shares of Common Stock held in escrow subject to certain contingencies in connection with the Acquisition
    Agreement.
(8) Includes 1,590 shares of Common Stock held in escrow subject to certain contingencies in connection with the Acquisition
    Agreement.
(9) Includes 1,193 shares of Common Stock held in escrow subject to certain contingencies in connection with the Acquisition
    Agreement.
(10) Includes 799 shares of Common Stock held in escrow subject to certain contingencies in connection with the Acquisition
    Agreement.


     All of the Selling Stockholders have become employees of AlliedSignal or its subsidiaries following our acquisition of Clean Link. In connection with such employment, we have entered into retention arrangements with the Selling Stockholders providing incentives for them to continue working at AlliedSignal.

                        MANNER OF OFFERING

     The shares of Offered Common Stock may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more stock exchanges or in the over-the-counter market or otherwise. Such sales may be made at prices and at terms then prevailing on such markets or at prices related to the then current market price, or in negotiated transactions. The shares of Offered Common Stock may be sold in one or more of the following:

   - a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

   - purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus;

  - an exchange distribution in accordance with the rules of such exchange; and

  - ordinary brokerage transactions and transactions in which the broker solicits purchasers.

In effecting sales, broker-dealers engaged by the Selling
Stockholders may arrange for other broker-dealers to participate in resales.

     In connection with distribution of the shares of Offered
Common Stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of shares of Common Stockr in the course of hedging the positions they assume with the Selling Stockholders.
The Selling Stockholders may also sell shares of Common Stock short and deliver shares of Offered
Common Stock to close out such short positions. The Selling
Stockholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of shares of Offered Common Stock, which the broker-dealer may resell or otherwise transfer pursuant to this prospectus. The Selling Stockholder may also lend or pledge the shares of Offered Common Stock to a broker-dealer and the broker-dealer may sell the shares of Common Stock so lent or upon default the broker-dealer may effect sales of the pledged shares pursuant to this prospectus. The Selling Stockholders may also pledge shares of Offered Common Stock to a lender other than a broker-dealer, and upon default such lender may sell the shares of Common Stock so pledged pursuant to this prospectus.
The Selling Stockholders may also contribute or sell shares of Offered Common Stock to trusts or other entities for the benefit of the contributing Selling Stockholder and members of his or her family.

     Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated in connection with the sale of Offered Common Stock. Such broker-dealers and any other participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. Any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any securities covered by this prospectus which qualify for sale under Rule 144 under the Securities Act may be sold pursuant to Rule 144 rather than pursuant to this prospectus.

     All costs, expenses and fees in connection with the registration of the shares of Offered Common Stock shall be borne by us. Commissions and discounts, if any, attributable to the sales of shares of Offered Common
Stock will be borne by the Selling Stockholders. The
Selling Stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of Offered Common Stock against certain liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify the Selling Stockholders against certain liabilities in connection with the offering of the Offered Common Stock, including liabilities arising under the Securities Act.

                           LEGAL MATTERS

     The validity of the shares of Offered Common Stock have been passed upon for us by J. Edward Smith, Senior
Counsel, Corporate and Finance, of AlliedSignal. Mr. Smith beneficially owns shares of our Common Stock and has options to acquire additional shares of Common Stock granted under our option plans.

                              EXPERTS

     The audited financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 1997 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP ("PwC"), independent accountants, given on the authority of that firm as experts in auditing and accounting.

     With respect to the unaudited consolidated financial information of the Company for the three month periods ended March 31, the three- and six-month periods ended June 30, and the three- and nine-month periods ended September 30, 1998 and 1997, incorporated by reference in this prospectus, PwC reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated April 22, 1998, August 7, 1998 and November 4, 1998 incorporated by reference in this prospectus, state that they did not audit and did not express an opinion on that unaudited financial information. PwC has not carried out any significant or additional tests beyond those which would have been necessary if their report had not been included. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PwC is not subject to the liability provisions of section 11 of the Act for their report on the unaudited consolidated financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by PwC within the meaning of sections 7 and 11 of the Act.

                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission Registration Fee..........$  3,268
Printing.....................................................   1,000*
Accountants' Fees and Expenses...............................   5,000*
Miscellaneous Expenses.......................................   1,732*
                                                              -------

      Total..................................................$ 11,000*
                                                              -------
                                                              -------
-----------
*Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Article ELEVENTH of the Company's Restated Certificate of Incorporation, each person who is or was a director or officer of the Company, and each director or officer of the Company who serves or served any other enterprise or organization at the request of the Company, shall be indemnified by the Company to the full extent permitted by the Delaware General Corporation Law.

     Under such law, to the extent that such a person is successful on the merits or otherwise in defense of a suit or proceeding brought against such person by reason of the fact that such person is or was a director or officer of the Company, or serves or served any other enterprise or organization at the request of the Company, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection with such action.

     If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, had no reasonable cause to believe such person's conduct was unlawful.

     If unsuccessful in defense of a suit brought by or in the right of the Company, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) actually and reasonably incurred in the defense or settlement of such suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company except that if such a person is adjudged to be liable in such suit to the Company, such person cannot be made whole even for expenses unless the court determines that such person is fairly and reasonably entitled to indemnity for such expenses.

     In addition, the Company maintains directors' and officers' reimbursement and liability insurance pursuant to standard form policies. The risks covered by such policies include certain liabilities under the securities laws.

ITEM 16. EXHIBITS.

EXHIBIT NO.
-----------
     2    Agreement and Plan of Merger and Reorganization
          between Clean Link, Inc., AlliedSignal Inc. and Clink Acquisition Corp. dated as of October 21, 1998 (filed herewith).
     4.1  The Company's Restated Certificate of
          Incorporation (incorporated by reference to Exhibit
          3(i) to the Company's Form 10-Q for the quarter ended
          March 31, 1997).
     4.2 The Company's By-laws, as amended (incorporated by reference to Exhibit 3(ii) to the Company's Form 10-Q for the quarter ended March 31, 1996).
     5 Opinion of J. Edward Smith, Esq., with respect to the legality of the securities being registered hereby (filed herewith).
     15   Independent Accountants' Acknowledgment Letter as to
          the incorporation of their reports relating to
          unaudited interim financial information (filed
          herewith).
     23.1 Consent of PricewaterhouseCoopers LLP (filed
          herewith)
     23.2 The consent of J. Edward Smith, Esq. is contained
          in his opinion filed as Exhibit 5 to this registration
          statement.
     24   Powers of Attorney (filed herewith).



ITEM 17. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(b) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           Signatures

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned,thereunto duly authorized, in the Township of Morris, State of New Jersey, on the 14th day of December, 1998.

                                        ALLIEDSIGNAL INC.



                                        By:  /s/ Richard F.Wallman
                                             ------------------------
                                                 Richard F.Wallman
                                                 Senior Vice President and
                                                 Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

           Name                         Title                       Date

             *                 Director, Chairman of the
----------------------------   Board and Chief Executive Officer
   (Lawrence A. Bossidy)


              *
----------------------------   Director
   (Hans W. Becherer)


              *
----------------------------   Director
   (Ann M. Fudge)


              *
----------------------------   Director
   (Paul X. Kelley)


            *
----------------------------   Director
   (Robert P. Luciano)


              *
----------------------------   Director
   (Robert B. Palmer)



              *
----------------------------   Director
   (Russell E. Palmer)

              *
----------------------------   Director
   (Frederic M. Poses)


              *
----------------------------   Director
   (Ivan G. Seidenberg)


              *
----------------------------   Director
   (Andrew C. Sigler)


              *
----------------------------   Director
   (John R. Stafford)


              *
----------------------------   Director
   (Thomas P. Stafford)


              *
----------------------------   Director
   (Robert C. Winters)


              *
----------------------------   Director
     (Henry T. Yang)

/s/ Richard F. Wallman
----------------------------  Senior Vice President and  December 14, 1998
   (Richard F. Wallman)       Chief Financial Officer
                              (Principal Financial Officer)

/s/ Richard J. Diemer, Jr.
----------------------------  Vice President and         December 14, 1998
   (Richard J. Diemer, Jr.)   Controller
                              (Principal Accounting
                              Officer)



*By: /s/ Peter M. Kreindler
----------------------------                             December 14, 1998
   (Peter M. Kreindler,
    Attorney-in-Fact)

EXHIBIT INDEX

EXHIBIT NO.                    DESCRIPTION


  1    Omitted (inapplicable).
  2    Agreement and Plan of Merger and Reorganization
       between Clean Link, Inc., AlliedSignal Inc. and Clink Acquisition Corp. dated as of October 21, 1998 (filed herewith).
  4.1 The Company's Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(i) to the Company's Form 10-Q for the quarter ended March 31,
       1997).
  4.2 The Company's By-laws, as amended (incorporated by reference to Exhibit 3(ii) to the Company's Form 10-Q for the quarter ended March 31, 1996).
  5    Opinion of J. Edward Smith, Esq., with respect to
       the legality of the securities being registered hereby
       (filed herewith).
  8    Omitted (inapplicable).
  12   Omitted (inapplicable).
  15 Independent Accountants' Acknowledgment Letter as to the incorporation of their reports relating to unaudited interim financial information (filed herewith).
  23.1 Consent of PricewaterhouseCoopers LLP (filed herewith).
  23.2 The consent of J. Edward Smith, Esq. is contained in
       his opinion filed as Exhibit 5 to this registration
       statement.
  24   Powers of Attorney (filed herewith).
  25   Omitted (inapplicable).
  26   Omitted (inapplicable).
  27   Omitted (inapplicable).
  28   Omitted (inapplicable).
  99   Omitted (inapplicable).

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